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                                                  Exhibit 10.22



                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (this "Agreement"), entered into this 22nd day of August 1996 by and among AMERICAN UNITED GLOBAL, INC., a Delaware corporation ("AUGI"), having its principal offices at 25 Highland Boulevard, Dix Hills, New York 17746; I-GLOBE ACQUISITION CORP., a Washington corporation ("Mergerco"), having its principal offices at 25 Highland Boulevard, Dix Hills, New York 17746; INTERGLOBE NETWORKS, INC., a Washington corporation (the "Company"), having its principal offices at 1520 4th Avenue, Suite 200, Seattle, Washington 98101; and ARTOUR BAGANOV ("Baganov"), BRIAN BURSCH ("Bursch"), and ALI MARASHI ("Marashi"). Baganov, Bursch, and Marashi are each hereinafter individually referred to as a "Principal Stockholder" and are collectively hereinafter referred to as the "Principal Stockholders".

                              W I T N E S S E T H:

         WHEREAS, Baganov, Bursch, and Marashi are the record and beneficial owners of one hundred percent (100%) of the issued and outstanding shares of the common stock of the Company, on a fully-diluted basis, after giving effect to:
(a) the exercise of all outstanding options and warrants to purchase common stock of the Company, (b) the conversion into common stock of all convertible notes, convertible debentures, shares of convertible preferred stock of all series, or other securities convertible into shares of common stock of the Company, and (c) the exercise of all other rights and privileges to receive or acquire shares of Common Stock of the Company; and (d) there being no other capital stock of the Company issued or outstanding other than the common stock of the Company; and (e) there being no options, warrants, subscription rights, rights of first refusal, convertible securities, or other rights to purchase or receive shares of any of the securities referred to in (a), (b), (c), or (d) preceding (collectively, the "Fully Diluted Equity"); and

         WHEREAS, Mergerco is a wholly-owned direct subsidiary of AUGI, having been formed for the purpose of merging with and into the Company, and thereby enabling AUGI to acquire all of the shares of capital stock of the Company as shall represent the Fully Diluted Equity of the Company as at the effective date of the Merger (hereinafter, referred to as the "Stock") pursuant to the Merger hereinafter provided for; and

         WHEREAS, the Principal Stockholders, the Board of Directors of the Company, the Board of Directors of Mergerco, AUGI, as the sole stockholder of Mergerco, and the Board of Directors of AUGI, have all authorized and approved the Merger and the consummation of the other transactions contemplated by this Agreement, all on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereby covenant and agree as follows:

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      1.    THE MERGER.

            1.1 The Merger. At the time of the Closing on the Closing Date (as such terms are hereinafter defined) and in accordance with the provisions of this Agreement and the applicable provisions of the Washington Business Corporation Act ("Washington Law"), Mergerco shall be merged with and into the Company (the "Merger") in accordance with the terms and conditions of this Agreement and a certificate of merger in substantially the form of Exhibit "A" annexed hereto (the "Certificate of Merger"), with the Company as the surviving corporation of such Merger (the Company being hereinafter sometimes referred to as the "Surviving Corporation"). Thereupon, the separate existence of Mergerco shall cease, and the Company, as the Surviving Corporation, shall continue its corporate existence under Washington Law under its current name, Interglobe Networks, Inc.

            1.2 Effectiveness of the Merger. As soon as practicable upon or after the satisfaction or waiver of the conditions precedent set forth in Sections 7, 8 and 9 below, Mergerco and the Company will execute the Certificate of Merger (subject to such revisions as to form (but not substance) as may be required by the relevant provisions of Washington Law), and shall file or cause to be filed such Certificate of Merger with the Secretary of State of Washington; and the Merger shall become effective as of the date of the filing of such Certificate of Merger, which shall occur on the "Closing Date" (as hereinafter defined), and the Closing shall be deemed to occur as of such Closing Date in accordance with Section 10 hereof.

            1.3 Effect of the Merger. Upon the effectiveness of the Merger: (a) the Surviving Corporation shall own and possess all assets and property of every kind and description, and every interest therein, wherever located, and all rights, privileges, immunities, powers, franchises and authority of a public as well as of a private nature, of each of Mergerco and the Company (the "Constituent Corporations"), and all obligations owed to, belonging to or due to each of the Constituent Corporations, all of which shall be vested in the Surviving Corporation pursuant to Washington Law without further act or deed, and (b) the Surviving Corporation shall be liable for all claims, liabilities and obligations of the Constituent Corporations, all of which shall become and remain the obligations of the Surviving Corporation pursuant to Washington Law without further act or deed.

            1.4 Surviving Corporation. Upon the effectiveness of the Merger, the Certificate of Incorporation, By-Laws, directors and officers of the Surviving Corporation shall be identical to those of Mergerco as in effect immediately prior to the effectiveness of the Merger.

            1.5 Status and Conversion of Securities. At the Closing Date and upon the effectiveness of the Merger:

               (a) Treasury Stock. Each share of capital stock of the Company held by the Company as treasury stock immediately prior to the effectiveness of the Merger shall


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be canceled and extinguished, and no payment or issuance of any consideration shall be payable or shall be made in respect thereof;

               (b) Mergerco Stock. Each share of capital stock of Mergerco outstanding immediately prior to the effectiveness of the Merger shall be converted into and shall become one (1) share of common stock of the Surviving Corporation; and

               (c) Options and Warrants. As of the date of this Agreement there are, and at the Closing Date there shall be, no options, warrants, rights, or other agreements to acquire any securities of the Company, or any securities directly or indirectly convertible into or exchangeable for or exercisable to acquire the same, and no agreements to issue or acquire or dispose of any of the foregoing.

               (d) Treatment of Fully Diluted Equity. Each share of the Stock of the Company outstanding immediately prior to the effectiveness of the Merger, representing: (i) the Fully Diluted Equity of the Company; and (ii) all other securities of the Company exercisable, convertible or exchangeable for shares of Fully Diluted Equity, shall be canceled and extinguished and converted into the right to receive a proportionate amount of the Merger Consideration payable pursuant to Section 2 below. Such Merger Consideration shall be paid and delivered to the holders of the outstanding Stock upon:

                  (A) surrender to the Surviving Corporation of the certificates representing such shares of outstanding Stock (all of which shall be delivered free and clear of any and all pledges, Liens (as such term is hereinafter defined), claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever, except any restrictions which may be created by operation of state or federal securities laws) at the time and place of the Closing as provided in Section 10 below; and

                  (B) delivery to the Surviving Corporation and AUGI by the subject holder of Stock of an appropriate letter confirming
                  (x) such holder's ownership of such holder's Stock free and clear as aforesaid (which representation and warranty shall survive the Closing), (y) such information regarding such holder and such holder's background and financial status as may reasonably be requested by AUGI, and (z) such holder's investment intent with respect to the AUGI Securities being received by such holder pursuant to Section 2 below.

            1.6 Books and Records. On the Closing Date, the Company shall deliver to AUGI all of the stock books, records and minute books of the Company, all financial and accounting books and records of the Company and, except as may otherwise be agreed by the


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parties to this Agreement at the Closing, all referral, client, customer and sales records of the Company.

            1.7 Tax Free Reorganization. The parties to this Agreement intend for the transactions whereby the Company, upon consummation of the Merger, will become a wholly-owned subsidiary of AUGI and the owners of the Company's securities immediately prior to the consummation of the Merger shall receive the Merger Consideration upon consummation of the Merger, shall be treated as a tax free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

      2.    MERGER CONSIDERATION.

            2.1 Merger Consideration. On consummation of the Merger, the record owners of all outstanding Fully Diluted Equity of the Company shall receive their allocable percentages, as specified in Section 3 of this Agreement, of an aggregate of (a) Eight Hundred Thousand (800,000) shares of common stock, $0.01 par value per share, of AUGI (the "AUGI Common Stock"); and (b) Four Hundred Thousand ($400,000) Dollars, payable by wire transfer of immediately available funds to bank accounts designated by the Principal Stockholders.

      3.    ALLOCATION OF MERGER CONSIDERATION.

            3.1 On consummation of the Merger, the Merger Consideration shall be deliver ed to the owners of the Outstanding Fully Diluted Equity of the Company as follows:

                Artour Baganov        -      698,182 shares of AUGI Stock
                Brian Bursch          -       32,000 shares of AUGI Stock
                Ali Marashi           -       69,818 shares of AUGI Stock

      The cash portion of the merger consideration shall be allocated among the Principal Stockholders in accordance with their respective ratios by which the above shares of AUGI Common Stock bear to 800,000 shares of AUGI Common Stock.

      4.    REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS.

            The Principal Stockholders, jointly and severally, hereby represent and warrant to Mergerco and AUGI as follows, it being understood and agreed that neither AUGI nor Mergerco is or will be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Principal Stockholders in this Agreement and that no due diligence investigation undertaken by AUGI or Mergerco shall in any way be deemed to ascribe any knowledge to AUGI or Mergerco different from, or in addition to, the following representations and warranties made to AUGI and Mergerco, or to reduce, effect, or eliminate their complete reliance upon such representations


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and warranties, and it being further understood and agreed that the survival of each such representation and warranty shall be as set forth in Section 12.2(d) of this Agreement:

            4.1 Ownership of the Stock.

               (a) The number of shares of outstanding Stock, the record owners thereof, and the record addresses and social security number or tax identification number of each of the Principal Stockholders, are as set forth on
Schedule 4.1 annexed hereto. Each Principal Stockholder is the legal and beneficial owner of such Principal Stockholder's shares of the Stock enumerated next to such Principal Stockholder's name on Schedule 4.1 hereto, free and clear of all pledges, Liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever, except any restrictions which may be created by operation of state or federal securities laws (which restrictions are set forth on such Schedule. For purposes of this Agreement, a "Lien" shall mean any mortgage, deed of trust, trust, pledge, vendors' or other lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, any claim, security interest, assignment, or encumbrance of any kind, any negative lien and the filing of or agreement to give any financing statement or similar notice of security interest.

               (b) Schedule 4.1 accurately sets forth the number of shares of Stock owned of record and beneficially by each Principal Stockholders, and all of the Stock has been duly authorized and validly issued, and is fully paid and non-assessable.

            4.2 Valid and Binding Agreement.

               (a) The execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company have been duly and validly authorized by the Board of Directors of the Company and the Principal Stockholders, and the Company has the full corporate right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Company and of the Principal Stockholders, enforceable against the Company and the Principal Stockholders in accordance with its terms.

               (b) Each Principal Stockholder has full legal right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and, when executed and delivered by such Principal Stockholder, the Registration Rights Agreement, the Non-Competition and Non-Disclosure Agreement and the Employment Agreement of such Principal Stockholder (as such terms are hereinafter defined), constitutes and will constitute the legal, valid and binding obligations of such Principal Stockholder, enforceable against such Principal Stockholder in accordance with their respective terms.


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            4.3 Organization, Good Standing and Qualification.

               (a) The Company: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington; (ii) has all necessary corporate power and authority to carry on its business and to own, lease and operate its properties; and (iii) is not required, by the nature of its properties or business, to be qualified to do business as a foreign corporation in any other foreign jurisdiction in which the failure to be so qualified would have a material adverse effect on the Company, its properties or assets, its business, or its condition (financial or otherwise).

               (b) The Company has no subsidiary corporations.

               (c) True and complete copies of the Articles of Incorporation and By-Laws of the Company (including all amendments thereto), and a correct and complete list of the officers and directors of the Company, are annexed hereto as Schedule 4.3.

            4.4 Capital Structure; Stock Ownership.

               (a) The authorized and outstanding shares of capital stock of the Company, and the record owners of such shares of capital stock, and all outstanding options, warrants and other securities convertible, exchangeable or exercisable for shares of common stock of the Company, if any, are as set forth on Schedule 4.4 annexed hereto. Other than as set forth on Schedule 4.4, no other shares of capital stock of the Company are issued or outstanding.

               (b) Except as set forth in Schedule 4.4 annexed hereto (all of which agreements and commitments will be terminated and canceled as of the Closing Date, without any payment by the Company), if there are any at the date hereof, there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or calls, demands or commitments: (i) obligating the Company to issue, transfer or purchase any shares of its capital stock, or (ii) obligating the Principal Stockholders or any other stockholder of the Company to transfer any shares of the Stock owned by such stockholder. Other than in respect of the stock purchase rights described in Schedule 4.4 (all of which shall be terminated and canceled as of the Closing Date, without any payment by the Company), if there are any at the date hereof, no shares of capital stock of the Company are reserved for issuance pursuant to stock options, warrants, agreements or other rights to purchase capital stock.

            4.5 Investments. The Company does not own, directly or indirectly, any stock or other equity securities of any corporation or entity, or have any direct or indirect equity or ownership interest in any person, firm, partnership, corporation, venture or business other than the business conducted by the Company.


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            4.6 Financial Information.

               (a) Annexed hereto as Schedule 4.6(a) are the audited financial statements of the Company as at December 31, 1995 and for the fiscal period from December 9, 1994 (date of inception) through December 31, 1995, including balance sheets, statements of operations, statements of stockholders' equity, and statements of cash flow, as reported on by Richard A. Eisner & Company (the "Audited Financial Statements"). Schedule 4.6(a) also includes the unaudited financial statements of the Company as at June 30, 1996 and for the six months then ended, including balance sheets and statements of operations for the fiscal periods then ended (the "Unaudited Financial Statements"). Such Audited Financial Statements and Unaudited Financial Statements are herein collectively referred to as the "Financial Statements".

               (b) The Financial Statements: (i) are true, complete and correct in all respects and present fairly the financial position of the Company as of the dates thereof and for the periods reflected therein, all in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis; (ii) make full and adequate provision, in accordance with generally accepted accounting principles, for the various assets and liabilities of the Company on a basis and the results of its operations and transactions in its accounts, as of the dates and for the periods referred to therein; (iii) reflect only assets and liabilities and results of operations and transactions of the Company, and do not include or reflect any assets, liabilities or transactions of any corporation or entity except the Company; and (iv) were prepared from, and are consistent with, the books and records of the Company, which accurately and consistently reflect all transactions to which the Company was and is a party; provided, that the Unaudited Financial Statements omit footnote disclosures required under GAAP and are subject to fiscal year end audit adjustments which would not, individually or in the aggregate, be material.

               (c) Except as expressly set forth in the Financial Statements and/or in the Schedules to this Agreement, or arising in the normal course of the Company's business since December 31, 1995 (the "Last Fiscal Year End"), there are as at the date hereof, no liabilities or obligations (including, without limitation, any tax liabilities or accruals) of the Company, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are, singly or in the aggregate, material.

               (d) Schedule 4.6(d) annexed hereto contains: (i) an aging schedule of accounts receivable and accounts payable of the Company as at June 30, 1996 (the "Stub Period Date"), (ii) a list of the outstanding principal balance of and approximate accrued interest on all indebtedness (other than accounts payable), loans and/or notes payable of the Company as of the Stub Period Date; (iii) a list of any leasehold or other contractual obligations of the Company to any of the Principal Stockholders, any other stockholder of the Company (if any), and/or any of their respective Affiliates on the date hereof;
(iv) a list of all obligations of the Company guaranteed by any of the Principal Stockholders, any other stockholder of the Company (if any), and/or any of their respective Affiliates on the date hereof, and the terms of such guarantees; (v) a list reflecting the nature and amount of all obligations owed to the Company on the date


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hereof by any of the Principal Stockholders, any other stockholder of the
Company (if any), and/or any of their respective Affiliates; and (vi) a list reflecting the nature and amount of all obligations owed by the Company on the date hereof to any of the Principal Stockholders, any other stockholder of the Company (if any), and/or any of their respective Affiliates. Wherever used in this Agreement, the term "Affiliate" means, with respect to any person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first person or entity.

            4.7 No Material Changes. Except as and to the extent described in
Schedule 4.7 annexed hereto (which Schedule may make reference to any other Schedule hereto or to any other document(s) referred to in this Agreement which has heretofore been delivered to Mergerco), since the Last Fiscal Year End, the business of the Company has continued to be operated only in the ordinary course, and there has not been:

               (a) Any material adverse change in the condition (financial or otherwise), operations, business, properties, or prospects of the Company from that shown in the most recent Audited Financial Statements, or any material transaction or commitment effected or entered into outside of the normal course of the Company's business;

               (b) Any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the business, operations, assets, properties, condition (financial or otherwise), or prospects of the Company;

               (c) Any declaration, setting aside or payment of any dividend or other distribution with respect to the Stock, any other payment of any kind by the Company to any of its stockholders or any of their respective Affiliates outside of the ordinary course of business, any forgiveness of any debt or obligation owed to the Company by any of its stockholders or any of their respective Affiliates, or any direct or indirect redemption, purchase or other acquisition by the Company of any capital stock of the Company; or

               (d) Any other event or condition arising from or out of or in connection with the operation of the Company which has materially and adversely affected, or may reasonably be expected to materially and adversely affect, the Company, its assets or properties, its business, condition (financial or otherwise), or prospects.

            4.8 Tax Returns and Tax Audits.

               (a) Except as and to the extent disclosed in Schedule 4.8 annexed hereto: (i) on the date hereof, all foreign, federal, state, and local tax returns and tax reports required to be filed by the Company on or before the date of this Agreement have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, except for such prior failures to file in timely fashion as have been subsequently followed by complete and proper filing and payment of all amounts due in respect thereof, including interest and penalties, if any; (ii) all foreign, federal, state, and local


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income, franchise, sales, use, property, excise, and other taxes (including interest and penalties and including estimated tax installments where required to be filed and paid) due from or with respect to the Company as of the date hereof have been fully paid, and appropriate accruals shall have been made on the Company's books for taxes not yet due and payable; (iii) as of the date hereof, all taxes and other assessments and levies which the Company is required by law to withhold or to collect on or before the date hereof have been duly withheld and collected, and have been paid over to the proper governmental authorities to the extent due and payable on or before the date hereof; (iv) there are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of the Company, except claims for taxes not yet due and payable; and (v) no tax Liens have been filed on the Company's assets. At and after the date hereof, the Company will have no liability for any foreign, federal, state, or local income tax with respect to any taxable period ending on or before the date hereof, except as and to the extent disclosed in Schedule 4.8, if any.

               (b) There are no audits pending or, to the knowledge of the Company and each Principal Stockholder, threatened, with respect to any foreign, federal, state, or local tax returns of the Company, and no waivers of statutes of limitations have been given or requested with respect to any tax years or tax filings of the Company. No presently pending assessments of tax deficiencies have been made against the Company or with respect to its income, receipts or net worth, and no extensions of time are in effect for the assessment of deficiencies against the Company. The Company has not received notice of any claim by any authority in a jurisdiction in which the Company does business and does not file tax returns that the Company or its income, receipts or net worth may be subject to tax in that jurisdiction. The Company is not a party to any tax-sharing or allocation agreement, nor does the Company owe any amount under any tax-sharing or allocation agreement. The Company has no liability for unpaid taxes because it once was a member of an "affiliated group" within the meaning of Section 1502 of the Code.

            4.9 Personal Property; Liens. The Company has and owns good and marketable title to all of its personal property, free and clear of all Liens whatsoever, except for: (a) Liens securing the Company's indebtedness for money borrowed, if any, as reflected in the Financial Statements, pursuant to the security agreements listed in Schedule 4.9 annexed hereto; (b) Liens securing the deferred purchase price of machinery, equipment, vehicles and/or other fixed assets, if any, as reflected in the Financial Statements or as incurred after the date thereof in the ordinary course of business of the Company, pursuant to security agreements listed in Schedule 4.9; and (c) materialmen's, workmen's and other similar statutory liens arising in the ordinary course of business, none of which are material singly or in the aggregate, each of the Liens described in
(a), (b), and (c) of this sentence being hereinafter referred to as "Permitted Liens". The aggregate book value of all items of machinery, equipment, vehicles, and other fixed assets owned or leased by the Company does not exceed $100,000, and all of such fixed assets are in good operating condition and repair (reasonable wear and tear excepted) and are adequate for their use in the Company's business as presently conducted.


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            4.10 Real Property.

               (a) The Company neither owns nor has any interest of any kind (whether ownership, lease or otherwise) in any real property except to the extent of the Company's leasehold interests under the leases for its business premises, true and complete copies of which leases (including all amendments thereto) are annexed hereto as Schedule 4.10 (the "Leases").

               (b) The Company and the landlords thereunder are presently in compliance in all material respects with all of their respective obligations under the Leases, and the premises leased thereunder are in good condition (reasonable wear and tear excepted) and are adequate for the operation of the Company's current and presently contemplated business.

               (c) The Company is in actual possession of the properties demised under the Leases and has good and marketable title to the leasehold estates conveyed under the Leases, free and clear of any Lien or any sublease or right of occupancy, except as set forth on Schedule 4.10 hereto, if at all.

               (d) The Company has the right of ingress and egress through a public road or street, to and from the properties demised under the Leases.

               (e) The properties demised under the Leases and the improvements thereon constitute all of the real property and leases currently used exclusively or materially for the business of the Company and are adequate and sufficient for the current and currently anticipated operations of the Company and its business.

               (f) There is no pending proceeding for the taking or condemnation of all or any portion of the properties demised under the Leases or pending taking or condemnation proceeding which would result in a termination of any Lease of real property and, to the knowledge of the Company and the Principal Shareholders, none of the same is threatened.

               (g) There are no material items of maintenance that have been materially deferred with respect to any of the improvements on the real property demised under the Leases.

               (h) The Company has received no uncured notice from applicable governmental authorities of any outstanding violations of any building or zoning laws, codes or regulations, or governmental or judicial orders issued pursuant thereto, with respect to the real property and the improvements thereon demised under the Leases, and there are no such violations.

            4.11 Accounts Receivable. All accounts receivable shown on the balance sheet as of the Stub Period Date included in the Financial Statements (the "Balance Sheet"), and all accounts receivable thereafter created or acquired by the Company prior to the Closing Date, (a) have arisen or will arise in the ordinary course of the Company's business, (b) are and will


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be subject to no counterclaims, set-offs, allowances or discounts of any kind, except to the extent of the allowance for doubtful accounts as of the Stub Period Date reflected in the Balance Sheet, and (c) have been, are and will be bona fide receivables due to the Company, valid and collectible in the ordinary course of business within three (3) months after the Closing Date (subject to the aforesaid allowance for doubtful accounts), without necessity of instituting any legal proceedings for collection.

            4.12 Inventories. All supplies and other inventories shown on the Balance Sheet, and all inventories thereafter acquired by the Company prior to the Closing Date, have been and will be valued at the lower of cost or market, and consisted and will consist of items which are of a quality and quantity which are useable in the ordinary course of the Company's business for customary commercial purposes, and are substantially at the Company's normal working levels of the same in the current conduct of its business in the ordinary course.

            4.13 Insurance Policies. Schedule 4.13 annexed hereto contains a true and correct schedule of all insurance coverages held by the Company concerning its business and properties (including but not limited to professional liability insurance). All such policies are in full force and effect and the Company is not in default thereunder. Such policies provide adequate insurance coverage for the Company, its properties and its business and are sufficient for compliance with all requirements of law.

            4.14 Permits and Licenses; Consents. The Company possesses and is in material compliance with every license, permit, franchise, clearance, waiver, certificate, registration, order, authorization, consent, approval, administrative finding or directive of, or release by (each of the foregoing, a "Permit") any Governmental Authority (as such term is hereinafter defined) having jurisdiction over the Company, or its business, properties, or assets, necessary in order to operate its business in the manner presently conducted and currently planned to be conducted except for any such Permits the failure to hold does not and is not reasonably expected to have a material adverse effect on the Company, its business, properties, or assets; all of the Company's Permits are valid, current and in full force and effect; and none of such Permits will be voided, revoked or terminated, or are voidable, revocable or terminable, upon and by reason of the Merger and the change of ownership of the Company pursuant to this Agreement. Schedule 4.14 hereto lists all of the Permits of or in respect of any Governmental Authority or any other Person (as such term is hereinafter defined) which are required for the execution or delivery by the Company and the Principal Stockholders of this Agreement and the consummation of the transactions contemplated hereby. For purposes of this Agreement, the term "Governmental Authority shall mean any nation or government, foreign or domestic, and any territory, possession, protectorate, province, state, county, parish, regional authority, metropolitan authority, city, town, village, other locality, or other political subdivision or agency, regulatory body, or other authority, commission, tribunal, representative or official thereof, and any Person (as such term is hereinafter defined) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. For purposes of this Agreement, the term "Person" shall mean any natural person, corporation, partnership, joint venture, trust or unincorporated organization, joint stock company or other similar organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

            4.15 Contracts and Commitments.

               (a) Schedule 4.15 annexed hereto lists all material contracts, leases, commitments, technology agreements, software development agreements, software licenses, indentures and other agreements to which the Company is a party (collectively, "Material Contracts") including, without limitation, the following: (i) any contract for the purchase of equipment, supplies, other materials, or other inventory items other than purchase orders for supplies entered into in the ordinary course of business; (ii) any contract related to the purchase or lease of any capital asset involving aggregate payments of more than $5,000 per annum; (iii) all technology agreements, software development agreements and software licenses involving the Company or any Affiliate, regardless of the duration thereof or the amount of payments called for or required thereunder; (iv) any guarantee, make-whole agreement, or similar agreement or undertaking to support, directly or indirectly, the financial or other condition of any other person or entity; (v) each contract for or relating to the employment of any officer, employee, technician, agent, consultant, or advisor to or for the Company that is not cancelable by the Company without penalty, premium or liability (for severance or otherwise) on less than thirty
(30) days' prior written notice; (vi) license, royalty, franchise, distributorship, dealer, manufacturer's representative, agency and advertising agreements; (vii) any contract with any collective bargaining unit; (viii) any mortgage of real property; (ix) any factoring agreement with respect to the accounts receivable of the Company; (x) any pledge or other security agreement by the Company other than guaranties entered into in the ordinary course of business which are not material to the Company, (xi) any joint venture agreement or similar arrangement; (xii) any non-competition agreement or similar arrangement; and (xiii) any contract, lease, commitment, indenture, or other agreement to which the Company is a party that may not be terminated without penalty, premium or liability by the Company on not more than thirty (30) days' prior written notice.

               (b) Except as set forth in Schedule 4.15: (i) all Material Contracts are in full force and effect; (ii) the Company and, to the best knowledge of the Company and each of the Principal Stockholders, the other parties thereto, each are in compliance with all of their respective obligations under the Material Contracts in all material respects, and are not in breach or default thereunder, nor has there occurred any condition or event which, after notice or lapse of time or both, would constitute a default thereunder; and
(iii) none of the Material Contracts will be voided, revoked or terminated, or voidable, revocable or terminable, in whole or in part, upon and by reason of the Merger and the change of ownership of the Company pursuant to this Agreement.

               (c) No purchase commitment by the Company is in excess of the normal, ordinary and usual requirements of the business of the Company.

               (d) There is no outstanding power of attorney granted by the Company to any person, firm or corporation for any purpose whatsoever.

            4.16 Customers and Suppliers. Neither any of the Principal Stockholders nor the Company is aware of any existing, announced or anticipated changes in the policies of, or the relationships with, or the business of, any material clients, customers, or suppliers of the Company which will materially adversely affect the Company or its condition, financial or otherwise, business, or prospects.

            4.17 Labor, Benefit and Employment Agreements.

               (a) Except as set forth in Schedule 4.17 annexed hereto, the Company is not a party to any agreement with respect to the employment or compensation of any non-hourly and/or non-union employee(s). The Company is not now, and never has been, a party to or subject to any collective bargaining agreement or other labor agreement. Schedule 4.17 sets forth the amount of all compensation or remuneration (including any discretionary bonuses) paid by the Company during the 1995 calendar year or to be paid by the Company during the 1996 calendar year to employees or consultants who presently receive aggregate compensation or remuneration at an annual rate in excess of $25,000.

               (b) No union is now certified or, to the best of the knowledge of the Company and each of the Principal Stockholders, claims to be certified as a collective bargaining agent to represent any employees of the Company, and there are no labor disputes existing or, to the best of the knowledge of the Company and each of the Principal Stockholders, threatened, involving strikes, slowdowns, work stoppages, job actions or lockouts of any employees of the Company.

               (c) There are no unfair labor practice charges or petitions for election pending or being litigated before the National Labor Relations Board or any other federal or state labor commission relating to any employees of the Company. The Company has not received any written notice of any actual or alleged violation of any law, regulation, order or contract term affecting the collective bargaining rights of employees, equal opportunity in employment, or employee health, safety, welfare, or wages and hours.

               (d) The Company has not, at any time, been and is not now required to make contributions to, be a party to or covered by (or had any of its employees covered by), and has not withdrawn from (partially or otherwise), and has not had and does not have any obligations to or in respect of any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

               (e) Except as disclosed in Schedule 4.17, the Company does not maintain, or have any liabilities or obligations of any kind with respect to, any bonus, commission, deferred compensation, excess benefits, pension, thrift, savings, employee ownership, salary continuation, severance, profit sharing, retirement, supplemental retirement, or other such benefit plan, and does not have any potential or contingent liability in respect of any actions or transactions relating to any such plan other than to make contributions thereto if, as, and when due in respect of periods subsequent to the date hereof. Without limitation of the foregoing, (i) the Company has made all required contributions to or in respect of any and all such benefit plans, (ii) no "accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code of 1986, as amended (the "Code")) has been incurred in respect of any of such benefit plans, and the present value of all vested accrued benefits thereunder does not, on the date hereof, exceed the assets of any such plan allocable to the vested accrued benefits thereunder,
(iii) there has been no "prohibited transaction" (as defined in Section 4975 of the Code) with respect to any such plan, and no transaction which could give rise to any tax or penalty under Section 4975 of the Code or Section 502 of ERISA, and (iv) there has been no "reportable event" (within the meaning of Section 4043(b) of ERISA) with respect to any such plan. All of such plans which constitute, are intended to constitute, or have been treated by the Company as "employee pension benefit plans" or other plans within Section 3 of ERISA have been determined by the Internal Revenue Service to be "qualified" under Section 401(a) of the Code, and have been administered and are in compliance with ERISA and the Code; and the Principal Stockholders has no knowledge of any state of facts, conditions or occurrences such as would impair the "qualified" status of any of such plans.

               (f) Except for the group insurance programs listed in Schedule 4.17, the Company does not maintain any medical, health, life, dental, short- or long-term disability, hospitalization, accident, death benefits, or other employee benefit insurance programs, or sick leave or vacation or holiday or leave policies, or any welfare plans (within the meaning of Section 3(1) of ERISA) for the benefit of any current of former employees, and, except as required by law, the Company has no liability, fixed or contingent, for health or medical benefits to any former employee.

            4.18 No Breach of Statute, Decree or Other Instrument.

               (a) Except as set forth in Schedule 4.18 annexed hereto: (i) neither the execution and delivery of this Agreement by the Company and/or the Principal Stockholders, nor the performance of, or compliance with, the terms and provisions of this Agreement on the part of the Company and/or the Principal Stockholders, will violate or conflict with any term of the Certificate of Incorporation or By-Laws of the Company or any statute, law, rule or regulation of any governmental authority affecting the Company, its properties or assets, or its business, condition (financial or otherwise), or prospects, or will cause or permit the material modification of the effect of, the imposition of any Lien in respect of, or the acceleration of any obligations or terms or the termination of any rights or imposition of any burdens under, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any judgment, order, award, injunction, decree, contract, lease, agreement, indenture or other instrument to which the Company or any of the Principal Stockholders is a party or by which the Company or any of the Principal Stockholders is bound; (ii) no consent, authorization or approval of or filing with any governmental authority or agency, or any third party, will be required on the part of the Company or the Principal Stockholders in connection with the consummation of the transactions contemplated hereby; and (iii) the Company will not be required, whether by law, regulation, or administrative practice, to reapply for or refile to obtain any of the licenses, permits or other authorizations presently held by the Company and required for the operation of its business as conducted on the date hereof.

               (b) In connection with and as respects the Merger, the Company and each Principal Stockholder of the Company has waived any and all rights which it or any such Principal Stockholder may have (by way of right of first refusal, right of first offer, or otherwise) to purchase any of the Stock by reason of the proposed disposition thereof by any Principal Stockholder pursuant to the Merger.

            4.19 Compliance with Laws.

               (a) Except as set forth in Schedule 4.19 to this Agreement, the Company has been, and is now in compliance (except to the extent, disclosed on Schedule 4.19, that incidental and non-material non-compliance has not had and can not reasonably be expected to have a material adverse effect on the Company, properties or assets, its business, its condition (financial or otherwise), or its prospects) with each of the following which is applicable to or binding upon or affecting the Company or its property, assets, or business, or to which the Company, or its property, assets, or business are subject: every statute, ordinance, code or other law, treaty, rule, regulation, order, technical or other standard, requirement or procedure existing, enacted, adopted, administered, enforced, or promulgated, by any Governmental Authority (as such term is hereinafter defined), including, without limitation, any of the foregoing enacted, adopted or promulgated prior to the Closing Date but not yet effective (each of the foregoing, a "Law"), and every Permit, and every order, judgment, writ, injunction, award, decree, demand, assessment or determination of any arbitrator and of every Governmental Authority (each of the foregoing, an "Order"; each Law, Permit, and Order being sometimes hereinafter referred to as a "Requirement of Law"). Neither the Company or nor its properties, assets, or business are subject to or directly affected by any Requirement of Law of any Governmental Authority, other than those similarly affecting similar enterprises engaged in a material way in the same business activities; the Company's operations and Permits are not subject to any unduly burdensome restrictions and will not be subjected to any unduly burdensome restrictions as of the consummation of the transactions contemplated under this Agreement.

               (b) The Company has not, at any time, (i) acquired, handled, utilized, stored, generated, processed, transported, or disposed of any hazardous or toxic substances, whether in violation of any foreign, federal, state, or local environmental or occupational health and safety laws or regulations or otherwise, (ii) otherwise committed any violation of any foreign, federal, state, or local environmental or occupational health and safety laws or regulations (including, without limitation, the provisions of the Environmental Protection Act and other applicable environmental statutes and regulations) or any violation of the Occupational Safety and Health Act, or (iii) been in violation of any requirements of its insurance carriers from time to time.

               (c) Neither the Company nor any of its directors, officers or employees has received any written notice of default or violation, nor, to the best of the knowledge of the Company and each of the Principal Stockholders, is the Company or any of its directors, officers or employees in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal, or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of the Company's business, affairs, properties, or assets. Neither the Company nor any of its directors, officers or employees, has received written notice of, been charged with, or is under investigation with respect to, any violation of any provision of any federal, state, local, municipal, or other law or administrative rule or regulation, domestic or foreign, relating to any aspect of the Company's business, affairs, properties or assets, which violation would have a material adverse effect on the Company, properties or assets, its business, its condition (financial or otherwise), or its prospects.

               (d) Schedule 4.19 sets forth the date(s) of the last known audits or inspections (if any) of the Company conducted by or on behalf of the Environmental Protection Agency, the Occupational Safety and Health Administration, and any other Governmental Authority.

            4.20 Litigation. Except as disclosed in Schedule 4.20 annexed hereto, there are no private or governmental orders, claims, actions, suits, arbitrations, administrative or other proceedings (including, without limitation, any claim alleging the invalidity, infringement or interference of any patent, patent application, or rights thereunder owned or licensed by the Company) or investigations (as to which investigations, the Company or any of the Principal Stockholders is aware of the same) pending or, to the knowledge of the Company or any of the Principal Stockholders, threatened, against the Company or relating to its business or properties, at law or in equity or before or by any court or any Governmental Authority. Neither the Company or any of the Company's officers, directors, or employees in their respective capacities as such is a named party subject to any continuing court or administrative order, writ, injunction or decree applicable to any of them or to the Company's business or properties which (i) is not similar in effect to restrictions applicable to other participants in the industry or other businesses similarly situated, or (ii) has or would have a material adverse effect on the Company, its business, or its properties. Except as disclosed in Schedule 4.20 annexed hereto, neither the Company or any of the Principal Stockholders is aware of any state of facts, events, conditions or occurrences which might properly constitute grounds for or the basis of any meritorious suit, action, arbitration, proceeding or investigation against or with respect to the Company. No action, suit or proceeding by or before any court or any governmental body or authority, against the Company or any of the Principal Stockholders or pertaining to the transactions contemplated by this Agreement or their consummation, have been instituted or, to the best of their knowledge, threatened, which action, suit or proceeding would, if determined adversely, have a material adverse effect on the Company, its business or any material portion of its assets, or impair the ability of any of the stockholders of the Company to deliver in the Merger all of their respective shares of Stock free and clear of all pledges, Liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of state or federal securities laws).

            4.21 Patents, Licenses and Trademarks. Schedule 4.21 annexed hereto correctly sets forth a list and brief description of the nature and ownership of: (a) all patents, patent applications, copyright registrations and applications, registered trade names, service marks, and trademark registrations and applications, both domestic and foreign, which are presently owned, filed or held by the Company and/or any of its directors, officers, stockholders or employees and which in any way relate to or are used in the business of the Company; (b) all licenses, both domestic and foreign, which are owned or controlled by the Company and/or any of its directors, officers, stockholders or employees and which in any way relate to or are used in the business of the Company; and (c) all franchises, licenses and/or similar arrangements granted to the Company by others and/or to others by the Company. None of the patents, patent applications, copyright registrations or applications, registered trade names, trademark registrations or applications, service marks, franchises, licenses or other arrangements set forth or required to be set forth in Schedule
4.21 (all of the foregoing being sometimes hereinafter referred to as "Intellectual Property") is subject to any pending challenge known to any of the Principal Stockholders, infringes on or misappropriates the rights of any others, or is subject to loss or expiration in the near future (or the threat of such loss or expiration). The Intellectual Property owned by the Company constitutes all of the same necessary for the operation of the business of the Company as currently conducted and contemplated, and the Company owns good and marketable title to the same free and clear of any Liens.

            4.22 Transactions with Affiliates. No material asset employed in the business of the Company is owned by, leased from or leased to any of the stockholders of the Company, any of their respective Affiliates, members of their families or any partnership, corporation or trust for their benefit, or any other officer, director or employee of the Company or any Affiliate of the Company.

            4.23 Bank Accounts. Annexed hereto as Schedule 4.23 is a correct and complete list of all bank accounts and safe deposit boxes maintained by or on behalf of the Company, with indication of all persons having signatory, access or other authority with respect thereto.

            4.24 Schedules Incorporated by Reference. The making of any recitation in any Schedule hereto shall be deemed to constitute a representation and warranty that such recitation is an accurate statement and disclosure of the information required by the corresponding Section(s) of this Agreement (or taken as a whole), as, to the extent, and subject to the qualifications and limitations, set forth in such corresponding Section(s).

            4.25 Disclosure to Stockholders. The Principal Stockholders acknowledge receipt of the statements and reports referred to in Schedule 5.9 to this Agreement.

      5.    REPRESENTATIONS AND WARRANTIES OF MERGERCO AND AUGI.

            Mergerco and AUGI hereby jointly and severally represent and warrant to the Principal Stockholders, as follows, it being understood and agreed that none of the Principal Stockholders is or will be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by AUGI or Mergerco in this Agreement and that no due diligence investigation undertaken by the Principal Stockholders shall in any way be deemed to ascribe any knowledge to any of the Principal Stockholders different from, or in addition to, the following representations and warranties made to the Principal Stockholders, or to reduce, effect, or eliminate their complete reliance upon such representations and warranties, and it being further understood and agreed that the survival of each such representation and warranty shall be as set forth in Section 12.2(d) of this
Agreement:

            5.1 Organization, Good Standing and Qualification. Each of Mergerco and AUGI is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and Delaware, respectively, with all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. True and complete copies of the Articles of Incorporation and By-Laws of Mergerco and of AUGI (including all amendments thereto), and a correct and complete list of the officers and directors of Mergerco and of AUGI, are annexed hereto as Schedule 5.1.

            5.2 Authorization of Agreement. The execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by Mergerco and AUGI have been duly and validly authorized by the Board of Directors and sole stockholder of Mergerco, and by the Board of Directors of AUGI; and Mergerco and AUGI have the full corporate right, power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder, and to consummate the transactions contemplated hereby. No further corporate authorization is necessary on the part of Mergerco or AUGI to consummate the transactions contemplated hereby.

            5.3 Valid and Binding Agreement. This Agreement constitutes the legal, valid and binding obligation of Mergerco, enforceable against Mergerco in accordance with its terms, and this Agreement and, when executed and delivered by AUGI, the Registration Rights Agreement, constitute and will constitute the legal, valid and binding obligations of the Surviving Corporation and AUGI (as the case may be), enforceable against the Surviving Corporation and AUGI in accordance with their respective terms.

            5.4 No Breach of Statute or Contract. Neither the execution and delivery of this Agreement by Mergerco or AUGI, nor compliance with the terms and provisions of this Agreement on the part of Mergerco or AUGI, will: (a) violate any statute or regulation of any Governmental Authority affecting Mergerco or AUGI; (b) require the issuance of any authorization, license, consent or approval of any Governmental Authority; or (c) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture, loan agreement or other agreement or instrument to which Mergerco or AUGI is a party, or by which Mergerco or AUGI is bound, or constitute a default thereunder.

            5.5 Capitalization of AUGI

            AUGI is (i) authorized to issue 20,000,000 shares of Common Stock, $.01 par value per share ("AUGI Common Stock"); (ii) 5,689,749 shares of AUGI Common Stock were issued and outstanding at January 31, 1996: (iii) 750,000 shares of AUGI Common Stock are reserved for issuance pursuant to AUGI's 1991 Employee Incentive Stock Option Plan, of which approximately 620,000 options were outstanding at July 31, 1995; (iv) 171,000 stock options were reserved for certain key employees under AUGI's Stock Option Bonus Plan, of which 114,000 options were outstanding at July 31, 1995; (v) 38,496 options were reserved for certain employs under a 1991 Transfer Plan, of which options to purchase 24,328 shares of AUGI Common Stock were outstanding at July 31, 1995; (vi) 1,000,000 options are reserved for issuance (subject to AUGI stockholder ratification) pursuant to a 1996 qualified and non-qualified stock option plan, of which options to purchase 650,000 shares of AUGI Common Stock were granted in April 1996; and (vii) warrants to purchase an aggregate of 920,000 shares of AUGI Common Stock at $7.50 per share were issued and outstanding at July 31, 1995. Subsequent to January 31, 1996, AUGI (i) has acquired 100% of the capital stock of ConnectSoft, Inc. ("ConnectSoft") pursuant to which it issued 1,000,000 of its convertible preferred stock which is convertible into a maximum of 3,000,000 shares of AUGI Common Stock; and (ii) has entered into a letter of intent to acquire Datacom Communications, Inc., a true copy of which letter of intent has been furnished to the Principal Stockholders. Except as aforesaid, and as disclosed in the preliminary proxy statement of AUGI filed with the Securities and Exchange Commission on August 22, 1996 (the "AUGI 1996 Proxy Statement"), a true copy of which has been furnished to the Principal Stockholders, there are no options, warrants, preferred stock, or other securities convertible or exchangeable for or into AUGI shares of Common Stock. Subsequent to the August 22, 1996, AUGI was notified by the stockholders of Datacom Communications, Inc. that merger discussions were terminated. Except as disclosed in the AUGI 1996 Proxy Statement and a possible transaction with Seattle Online, Inc., AUGI has not entered into any letters of intent or understandings with respect to any acquisition.

            5.6 Investment. AUGI will be acquiring ownership of the outstanding capital stock of the Surviving Corporation for its own account, for investment purposes only, and not with a view to the resale or distribution thereof.

            5.7 Business of Mergerco. Mergerco has been formed solely for the purposes of consummating the transactions contemplated by this Merger Agreement, has not conducted and will not conduct any independent business operations until the Closing Date of the Merger.

            5.8 Absence of Litigation. No action, suit or proceeding by or before any court or any governmental body or authority, against Mergerco or AUGI or pertaining to the transactions contemplated by this Agreement or their consummation, have been instituted or, to their knowledge, threatened, which action, suit or proceeding would, if determined adversely, have a material adverse effect on AUGI, its business or any material portion of its assets, or impair the ability of Mergerco or AUGI to deliver in the Merger the Merger Consideration free and clear of all pledges, Liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of state or federal securities laws). Except as disclosed in Schedule
5.8 hereto, AUGI is not aware of any state of facts, events, conditions or occurrences which would properly constitute grounds for the basis of any meritorious suit, action, arbitration, investigation against or with respect to AUGI or any of its subsidiaries, which would, if determined adversely to AUGI or any of its subsidiaries, would have a material adverse effect upon the business, financial condition or prospects of AUGI and its subsidiaries when taken as a consolidated whole.

            5.9 Securities Filings and Disclosures. AUGI has furnished to the Principal Stockholders the statements and reports listed on Schedule 5.9 to this Agreement, together with all exhibits and schedules thereto, which statements and reports (i) complied, as of their respective dates, as to form and substance in all material respects with the requirements pertaining to the filing thereof under the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, whichever is applicable, and (ii) as of their respective dates did not contain any material misstatement of fact or state or omit to state any material fact whose omission, in light of the circumstances under which such statement was made or omitted, would result in the statements made therein being materially misleading. AUGI shall supplement Schedule 5.9 through the Closing Date. The financial statements of AUGI and its consolidated subsidiaries as set forth in the securities filings listed on Schedule 5,9 fairly present the financial condition and results of operations of AUGI and its consolidated subsidiaries as at the dates and for the periods reflected therein. Since the date of AUGI's filing of its Form 10-Q for the quarter ended April 30, 1996, there has been no material adverse change in the business, financial condition or prospects of AUGI and its subsidiaries, when taken as a consolidated whole.

            5.10 No Registration. The shares of AUGI Common Stock constituting the Merger Consideration have been issued pursuant to an available exemption from registration under the Securities Act of 1933, as amended, and the securities laws of the State of Washington, provided, that such issuance was made in the good faith belief that such exemption from registration is available in reliance upon investment, suitability, financial capacity, and investment sophistication representations made by the Principal Stockholders to AUGI in Subscription Agreements furnished by each of them to AUGI in connection with the consummation of the transactions contemplated hereby.

            5.11 Schedules Incorporated by Reference. The making of any recitation in any Schedule hereto shall be deemed to constitute a representation and warranty that such recitation is an accurate statement and disclosure of the information required by the corresponding Section(s) of this Agreement, as, to the extent, and subject to the qualifications and limitations, set forth in such corresponding Section(s).

      6. NOTICES.

            6.1 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

                (a)   If to the Company or the Principal Stockholders:

                      Interglobe Networks, Incorporated
                      1520 Fourth Avenue, Suite 200
                      Seattle, Washington 98101
                      Attn: Artour Baganov, President

                      with a copy sent concurrently to:

                      Davis Wright Tremaine
                      2600 Century Square, 1501 Fourth Avenue
                      Seattle, Washington, 98101
                      Attn: Joseph Weinstein, Esq.

                (b)   If to Mergerco, the Surviving Corporation or AUGI:

                      American United Global, Inc.
                      25 Highland Boulevard
                      Dix Hills, New York 11747
                      Attention: Robert M. Rubin, President

                      with a copy sent concurrently to:

                      Greenberg Traurig Hoffman
                      Lipoff Rosen & Quentel
                      153 East 53rd Street
                      New York, New York 10022
                      Attention:  Stephen Weiss, Esq. and
                                     Andrew Cosentino, Esq.

or to such other address as any party shall have specified by notice in writing given to all other parties.

      7.    ADDITIONAL AGREEMENTS OF THE PARTIES.

            7.1 Accuracy of Representations and Warranties to Mergerco or AUGI. All representations and warranties made by the Principal Stockholders in this Agreement, in any Schedule(s) hereto, and/or in any written statement delivered to Mergerco or AUGI under, pursuant to, or in connection with, this Agreement are true and correct on and as of the date hereof.

            7.2 Performance by the Company and the Principal Stockholders. The Company and the Principal Stockholders have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them on or before the date hereof.

            7.3 Accuracy of Representations and Warranties to the Company and the Principal Stockholders. All representations and warranties made by the Mergerco and/or AUGI in this Agreement, in any Schedule(s) hereto, and/or in any written statement delivered to the Company or the Principal Stockholders under, pursuant to, or in connection with, this Agreement are true and correct on and as of the date hereof.

            7.4 Performance by Mergerco and AUGI. Mergerco and AUGI have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them on or before the date hereof.

            7.5 Certification. By executing and delivering this Agreement, the Principal Stockholders are certifying to Mergerco and to AUGI that Sections 7.1 and 7.2 of this Agreement are true and correct, and Mergerco and AUGI are certifying to the Principal Stockholders that Sections 7.3 and 7.4 of this Agreement are true and correct.

            7.6 Resolutions; Incumbency; Certified Bylaws and Certificates of Incorporation; Good Standing Certificates. On the date hereof, each of the corporate parties hereto has delivered to each of the other parties hereto the following: (i) copies of resolutions of such corporate parties Board of Directors and, to the extent reasonably requested, stockholders of the corporate entity, in form reasonably satisfactory to counsel for the other parties to this Agreement, authorizing such corporate party's execution, delivery and performance of this Agreement and the Merger, and all actions to be taken by such corporate party hereunder, certified by the Secretary of such corporate party as of the date hereof to be in accurate and complete and in full force and effect; (ii) certificates evidencing the incumbency and signatures of relevant officers of such corporate party, certified by the Secretary of such corporate party as of the date of this Agreement to be complete and accurate; (ii) a copy of the bylaws and of the certificate of incorporation of such corporate party, certified by the Secretary of such corporate party to be complete and accurate and in full force and effect as of the date hereof; and (iv) certificates, dated as of a date not more than five (5) days prior to the date hereof, by the Secretary of State of the state of incorporation of such corporate party, evidencing in long form the good standing of such corporate party in such state.

            7.7 Opinion of Counsel. Each party to this Agreement has received the opinion of counsel to each other party to this Agreement, dated as of the date hereof, as to such matters incident to the transactions contemplated hereby as may reasonably be requested by the other parties to this Agreement.

            7.8 Execution and Delivery of Certificate of Merger. The Company and Mergerco and, to the extent necessary or appropriate, their respective officers and directors, have executed and delivered the Certificate of Merger in the form of Exhibit A to this Agreement for filing with the appropriate governmental authority immediately upon execution and delivery of this Agreement.

            7.9 Execution and Delivery of Registration Rights Agreement. AUGI and each of the Principal Stockholders have executed and delivered into escrow for delivery to each of the Principal Stockholders upon the consummation of the Merger, their respective Registration Rights Agreements in the form of Exhibit C to this Agreement.

            7.10 Execution and Delivery of Subscription Agreements. Each of the Principal Stockholders have executed and delivered to AUGI a Subscription Agreement in the form of Exhibit B to this Agreement.

            7.11 Execution and Delivery of Offeree Questionnaires. Each of the Principal Stockholders have completed, executed and delivered to AUGI an Offeree Questionnaire in the form of Exhibit E to this Agreement.

            7.12 Execution and Delivery of Non-Competition and Non-Disclosure Agreements. AUGI, the Company, and each of the Principal Stockholders have executed and delivered into escrow for delivery to AUGI upon consummation of the Merger, their respective Non-Competition and Non-Disclosure Agreements, in the form of Exhibit D to this Agreement.

            7.13 Execution and Delivery of Employment Agreements with Principal Stockholders. The Principal Stockholders and the Company shall have executed and delivered into escrow for delivery to AUGI upon consummation of the Merger their respective employment agreements in the forms of Exhibits F, G, and H hereto.

            7.14 Settlement of Affiliated Obligations. The Principal Stockholders have caused all debts, liabilities and other monetary obligations (if any), including, without limitation, any accrued cash compensation payable, which shall be owed by the Company to any of the Principal Stockholders or owed to the Company by any of the Principal Stockholders of the Company and/or any of their respective Affiliates to be fully paid and satisfied as at the Closing Date, such than no such debts, liabilities or obligations shall remain outstanding.

            7.15. ConnectSoft Agreement. The Company, AUGI, and Mergerco have executed and delivered into escrow an agreement with ConnectSoft, Inc. ("ConnectSoft"), in form and substance reasonably satisfactory to the parties hereto (the "ConnectSoft Agreement"), pursuant to which, substantially contemporaneously with the consummation of the Merger, AUGI shall cause its affiliate, ConnectSoft, Inc. ("ConnectSoft"), to provide to the Company, free of charge for two years following the Closing Date, use of all hardware networking equipment, computers and software relating to ConnectSoft's central telecommunications network center located in Seattle, Washington (the "CNOC Center"), including all telecommunication, switching, and related equipment used in the CNOC Center (the "CNOC Assets"). Following one year after the Merger, Artour Baganov and AUGI shall mutually agree upon the use or disposition of the CNOC Assets and what charge, if any, the Surviving Corporation shall pay for the continued use of such equipment. The Surviving Corporation shall be obligated to pay immediately following consummation of the Merger all of the operating costs (in the nature of office rent, telephone lines, utilities, and other ongoing operating charges) associated with such Assets as the same may become due from and after the date of closing of the Merger.

            7.16 Votes of the Principal Stockholders; Proxy. By their execution and delivery of this Agreement, each of the Principal Stockholders does hereby irrevocably and unconditionally vote all of each such Principal Stockholder's shares of capital stock of the Company IN FAVOR of the Merger and all of the other transactions contemplated by this Agreement.

            7.17 Corporate Structure and Related Matters.

                (a) Surviving Corporation a Subsidiary. Upon completion of the Merger, the Surviving Corporation will become a wholly-owned subsidiary of AUGI.

                (b) Officers and Directors.

                    (i) The Surviving Corporation. Robert M. Rubin shall be Chairman of the Surviving Corporation. Artour Baganov shall be President and Chief Executive Officer of the Company. Brian Bursch shall be Vice President of Sales of the Company. Ali Marashi shall be Vice President of Engineering of the Company. A full-time Chief Financial Officer of the Surviving Corporation acceptable to AUGI will be recruited and shall be hired upon such terms and conditions as shall be determined by AUGI and the Board of Directors of the Surviving Corporation. The Board of Directors of the Surviving Corporation shall initially consist of Robert M. Rubin, Howard Katz, C. Dean McLain, Artour Baganov, and Ali Marashi. AUGI shall, at all times, designate a majority of the Board of Directors of the Surviving Corporation, but Artour Baganov and Ali Marashi shall have the right to be designated as two of the Directors of the Surviving Corporation for so long as they shall continue to be employed on a full-time basis with the Company.

                    (ii) AUGI. As soon as is reasonably practicable without undue expense to AUGI but, in any event, not later than ninety days following consummation of the Merger, cause Artour Baganov shall be elected to the Board of Directors of AUGI. For so long as Robert M. Rubin shall continue to remain as a principal stockholder and executive officer of AUGI, at the request of Artour Baganov, AUGI shall undertake to continue to designate Artour

Baganov as a Director of AUGI for a period equal to the greater of (A) four years following the Closing Date, or (B) so long as the Principal Stockholders shall in the aggregate hold a sufficient number of shares of AUGI Common Stock to represent one of largest individual shareholders of AUGI.

                (c) Management of the Surviving Corporation. The management of the Surviving Corporation will be subject to the direction of its Board of Directors; provided that during the Measuring Period (as such term is hereinafter defined), the Surviving Corporation shall not, and AUGI shall not permit the Surviving Corporation to, do any of the following without the prior written consent of Artour Baganov: (i) sell any material assets or securities of the Company (other than assets sold in the ordinary course of business), (ii) incur indebtedness for borrowed money (other than in the ordinary course of business in accordance with the Company's past practices), (iii) effect any merger, sale, or acquisition of securities, assets, or business of any third party, or (iv) otherwise materially change the nature of the Surviving Corporation's business from the nature of the business conducted by the Company immediately prior to the consummation of the Merger (except for the natural growth of the business as a consequence of the financing by AUGI which is contemplated by the parties to this Agreement).

            7.18 Employee Incentive Programs. Upon consummation of the Merger, AUGI's Board of Directors shall promptly take all necessary steps in order to make other key employees of the Surviving Corporation (excluding the Principal Stockholders) eligible to participate in AUGI's stock option and related employee compensation plans available to employees of AUGI at similar management levels, as the same may exist from time to time, upon such terms and conditions as AUGI's Board of Directors may determine. Options for at least 200,000 shares of AUGI Common Stock shall be available for future grant and issuance pursuant to such plans at the outset of eligibility for participation by such key employees of the Surviving Corporation. Such stock options shall provide, inter alia, (a) terms of between three and five years, (b) exercise prices equal to the closing price of AUGI Common Stock, as traded on NASDAQ National Market or other national securities exchange on the date of grant, (C) annual vesting in percentages ranging from 20% to 33-1/3% per annum, and (d) a requirement that any vested options not exercised will terminate unless exercised within 90 days following termination of employment of such employee for any reason.

            7.19 Financing of the Company.

            Subject to the provisions of this Section 7.19 and after the consummation of the Merger, during the period of time from August 1, 1996 through July 31, 2000 (the "Measuring Period") AUGI shall make available to the Surviving Corporation certain inter-company loans and advances (the "AUGI Financing") to fund working capital requirements of the Company, in accordance with the "Corporation's Budget" referred to in Section 7.19(c) below.

                (a) Form of AUGI Financing. All AUGI Financing shall be in the form of intercompany loans and advances (each such loan or advance, an "Advance") from

AUGI to the Surviving Corporation reflected on the books of the Surviving Corporation as either loans or as the issuance of shares of preferred stock of the Surviving Corporation having liquidation preferences equal to the aggregate amount of the Advances, the form of each such Advance to be determined by AUGI in its sole discretion, and on such other terms and conditions as may be determined by AUGI in its sole discretion, including, without limitation, the following:

                        (i) each Advance shall bear interest (or, in the case of
                    preferred stock, cumulative dividends) at the rate of ten percent (10%) per annum; and

                        (ii) each Advance shall be payable, as to principal (or,
                    in the case of preferred stock, redeemed), on a date which shall be the earlier to occur of (A) completion of the first public offering of the Surviving Corporation's securities (either debt or equity), (B) the sale of all or substantially all of the stock or assets of the Surviving Corporation, and (C) the applicable maturity date (each Advance shall have a term agreeable to AUGI of not less than five (5) years).

                (b) Use of Proceeds of AUGI Financing. All AUGI Financing shall be spent and allocated to working capital and such business, technology and marketing efforts and other corporate purposes as the Boards of Directors of AUGI and the Surviving Corporation shall, from time to time determine; provided, that the expenditure of such funds shall be based upon the following.

                (c) Annual Budgets and Forecasts. AUGI has determined to make the Advances available to the Surviving Corporation on the basis of annual budgets and forecasts previously supplied to AUGI by the Company and the Principal Stockholders; provided, that (i) the annual budgets and forecasts shall be updated by the Company and the Principal Stockholders for the forty-eight (48) month period (based on AUGI's fiscal year ending July 31st) commencing on August 1, 1996 and ending on July 31, 2000, (ii) such updated annual budgets and forecasts for such period (the "Corporation's Budget"), which shall be satisfactory to AUGI in form and detail and in substance, shall have been received by AUGI prior to the date of this Agreement, and (iii) the timing of any Advance to the Surviving Corporation shall be based upon satisfaction of the requirements established in the Corporation's Budget unless otherwise mutually agreed by the Surviving Corporation's Board of Directors and AUGI's Board of Directors, it being understood and agreed that drawings of Advances which are not in accordance with the terms and conditions of the Corporation's Budget will not be made available by AUGI without the prior written approval of AUGI's Board of Directors. In determining Pre- Tax Income (as such term is hereinafter defined), no consideration shall be given to interest or dividends accrued or payable with respect to any Advances made by AUGI; provided, that such Pre-Tax Income shall be after deduction of all interest paid or accrued on money borrowed by the Surviving Corporation from any unaffiliated third party. As used herein, the term "Pre-Tax Income" shall mean the net income of the Surviving Corporation after deduction of all expenses paid or accrued for the appropriate period in accordance with GAAP (including compensation paid to the Principal Stockholders under their respective employment agreements with the Surviving Corporation), but before application of all federal, state, and local income taxes, for the four fiscal years ending July 31, 2000, and also as modified pursuant to the preceding sentence, all as determined by the auditors engaged to audit the financial statements of the Surviving Corporation and AUGI. AUGI acknowledges that neither the budgets, the projections and information underlying the same, nor any other matter in connection with such budgets and projections, shall constitute a representation or warranty by the Principal Stockholders.

            7.20 Release of Guarantees. On the Closing Date, AUGI shall either:
(a) cause the personal guarantees of the Stockholders to be released from the furniture leases listed on Schedule 7.20 annexed hereto; or (b) if such guarantees are not released by the lessor, indemnify, defend and hold the Stockholders harmless from and

      8.    AMENDMENTS AND MODIFICATIONS.

            8.1 Amendments and Modifications. No amendment or modification of this Agreement or any Exhibit or Schedule hereto shall be valid unless made in writing and signed by the party to be charged therewith.

      9.    NON-ASSIGNABILITY; BINDING EFFECT.

            9.1 Non-Assignability; Binding Effect. Neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of all other parties hereto. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

      10.   CLOSING.

            10.1 Place and Date of Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Messrs. Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, counsel to Mergerco and AUGI, located at 153 East 53rd Street - 35th floor, New York, New York 10022, at 10:30 A.M. local time on a date which shall be not more than ten
(10) business days following the date hereof; provided, that parties may participate in the closing by telephonic conference call if they so desire. The effectiveness of the Merger shall occur on the Closing Date simultaneous with the Closing.

            10.2 Filing of Merger Certificate. Immediately upon the execution and delivery of this Agreement, Mergerco and the Company shall file or cause to be filed the Certificate of Merger with the Secretary of State of Washington.

      11.   GOVERNING LAW; JURISDICTION.

            11.1 Governing Law; Jurisdiction. This Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the laws of the State of Washington applicable to contracts made and to be performed wholly within such State. Except as otherwise provided in Section 12.2(c) below, any claim, dispute or controversy arising under or in connection with this Agreement or any actual or alleged breach hereof shall be settled exclusively by arbitration to be held before a single arbitrator in Seattle, Washington, or in any other locale or venue as legal jurisdiction may otherwise be had over the party against whom the proceeding is commenced, in accordance with the commercial arbitration rules of the American Arbitration Association then obtaining. The parties hereto hereby agree to submit to the jurisdiction of such an arbitrator in Seattle, Washington for such purpose, and waive all objections to venue, forum non conveniens, and related objections in connection therewith. As part of his or her award, the arbitrator shall make a fair allocation of the fee of the American Arbitration Association, the cost of any transcript, and the parties' reasonable attorneys' fees, taking into account the merits and good faith of the parties' claims and defenses. Judgment may be entered on the award so rendered in any court having jurisdiction. Any process or other papers hereunder may be served by registered or certified mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.

      12.   INDEMNIFICATION.

            12.1 General.

                 (a) By the Company and the Principal Stockholders. Without prejudice to any rights of contribution as between the Principal Stockholders, from and after the Closing Date: each of the Principal Stockholders shall jointly and severally defend, indemnify and hold harmless the Surviving Corporation and AUGI and their respective officers, directors, agents, representatives, and controlling persons (all of the foregoing, the "AUGI Group") from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees (collectively, "Losses") that the AUGI Group may incur, sustain or suffer as a result of any breach of, or failure by the Company or any such Principal Stockholder(s) to perform, any of the representations, warranties, covenants or agreements of the Company or such Principal Stockholder(s) contained in this Agreement or in any Exhibit or any Schedule(s) furnished by or on behalf of the Company or such Principal Stockholder(s) under this Agreement.

                 (b) By the AUGI Group. From and after the Closing Date, AUGI and Mergerco, jointly and severally, shall indemnify, defend and hold harmless the Principal Stockholders from, against and in respect of any and all Losses that such person may incur, sustain or suffer as a result of any breach of, or failure by Mergerco or AUGI to perform, any of the representations, warranties, covenants or agreements of Mergerco or AUGI contained in this Agreement or in any Exhibit or any Schedule(s) furnished by or on behalf of Mergerco or AUGI under this Agreement.

            12.2 Limitations on Certain Indemnities.

                 (a) The Basket. Notwithstanding any other provision of this Agreement to the contrary, no Principal Stockholder shall be liable to AUGI or Mergerco with respect to Losses, and neither AUGI or Mergerco shall be liable to any Principal Stockholder with respect to Losses, unless and until the aggregate amount of all Losses incurred by the Surviving Corporation or AUGI in the aggregate, on the one hand (in the case of indemnification by any Principal Stockholder), or by any of the Principal Stockholders, on the other hand (in the case of indemnification by AUGI or Mergerco), shall exceed the sum of $250,000 (the "Basket"). The applicable indemnifying party shall thereafter be liable, jointly and severally, for performance of its indemnification obligations under this Agreement in respect of all Losses in excess of the Basket, provided that the maximum aggregate liability of each Principal Stockholder in respect of all Losses of AUGI or Mergerco, on the one hand, and the maximum aggregate liability of AUGI and Mergerco in respect of all Losses of the Principal Stockholders, on the other hand, shall not, in the absence of proven fraud by such indemnifying party in respect of any particular Losses, in any event exceed the limitations set forth in Section 12.2(b) below; provided, that nothing contained in this Agreement shall be deemed to limit the rights and remedies of the Principal Stockholders under applicable federal or state securities laws.

                 (b) Limitation on Amount of Indemnity. Except with respect to any Losses involving proven fraud by the indemnifying party, no indemnifying party hereunder found liable for any Losses by any indemnified party under this Agreement shall be required to pay indemnification hereunder, after application of the Basket against the aggregate amount of claims against any or all of the Principal Stockholders, on the one hand, or against AUGI and Mergerco, on the other hand, up to a maximum amount equal to twenty (20%) percent of the aggregate value of the Merger Consideration received by such Principal Stockholders pursuant to this Agreement (with AUGI Common Stock, or the common stock of the Company for which such AUGI Common Stock was issued in the Merger, to be valued for such purposes at a per share price equal to the closing price of a share of AUGI Common Stock, as reported on The NASDAQ National Market, on the Closing Date of the Merger (the "Per Share Value"); provided, that if any such indemnifying party shall have been found by any court of competent jurisdiction (which may include affirmation of the findings of the arbitrators in any arbitration provided for herein) from which no appeal can or shall be taken, to have committed fraud, the maximum indemnified amount under this Agreement shall be 100% of the aggregate value of the Merger Consideration, as calculated above. Each such Principal Stockholder shall have the option to satisfy, in whole or in part, any claims for indemnification hereunder by transferring and returning to AUGI any or all of the Principal Stockholder's AUGI Common Stock, which, for purposes hereof, shall (regardless of any intervening fluctuations in market price) be deemed to have a value equal to the Per Share Value, subject only to appropriate adjustment to reflect any stock splits, stock dividends, recapitalizations or other such events relating to the Common Stock of AUGI occurring after the date hereof. Nothing herein contained, however, shall be deemed to preclude the Surviving Corporation and/or AUGI from seeking and obtaining payment of indemnification from the Principal Stockholder(s) in question in any other manner, subject to such Principal Stockholder's option to pay any claim (in whole or in part) in the foregoing manner.

                 (c) Damages and Equitable Relief. Notwithstanding the provisions of Section 12.2(b) above, nothing contained in this Agreement shall be deemed to limit or restrict the right of any party hereto from seeking such monetary damages and/or equitable remedies (including injunctive relief) as may be available from any court of competent jurisdiction in the event of a breach by any other party or parties of any material covenant on its or their part contained in the Registration Rights Agreement, the Non-Competition and Non-Disclosure Agreement and/or the Employment Agreements.

                 (d) Time Limitation on Indemnity for Breach of Representations, Warranties, Agreements, and Covenants. AUGI and Mergerco shall be entitled to indemnification by a Principal Stockholder, and each Principal Stockholder shall be entitled to indemnification by AUGI or Mergerco, pursuant to this Agreement for Losses relating to: (i) breach of any representation or warranty or agreement or covenant hereunder only in respect of claims for which notice of claim shall have been given to the indemnifying party on or before August 31, 1997, or (ii) with respect to Losses relating to a breach of any representations or warranties under Section 4.8 above, the expiration of the final statute of limitations for those tax returns covered by the warranties under Section 4.8 above.

                 (e) Prejudice of Rights to Defend. No party shall be entitled to indemnification pursuant to this Agreement in the event that the subject claim for indemnification relates to a third-party claim and the party seeking such indemnification delayed giving notice thereof to the party from whom it seeks such indemnification to such an extent as to cause material prejudice to the defense of such third-party claim.

                 (f) Insurance Coverage. Notwithstanding any other term or provision of this Section 12.2, absent only a finding by a court of competent jurisdiction from which no appeal can or shall be taken that an indemnifying party shall have committed statutory or common law fraud, no indemnifying party shall be required to indemnify any indemnified party hereunder for Losses to the extent that such Losses shall have been reimbursed by insurance proceeds. In the event that insurance does not cover the full amount of such Losses, the indemnifying party shall remain liable for the full amount of the difference between the insurance payment as described above and the amount of the Losses, subject to the limitations set forth above.

            12.3 Claims for Indemnity. Whenever a claim shall arise for which any party shall be entitled to indemnification hereunder, the indemnified party shall notify the indemnifying party in writing within sixty (60) days of the indemnified party's first receipt of notice of, or the indemnified party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the indemnifying party or parties to take appropriate action to resist such claim. Such notice shall specify all facts known to the indemnified party giving rise to such indemnity rights and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If the indemnifying party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same or may agree to submit the same to arbitration or, if unable or unwilling to do any of the foregoing, such dispute shall be settled by appropriate litigation, and any rights of indemnification established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be paid and satisfied by those indemnifying parties obligated to make indemnification hereunder.

            12.4 Right to Defend. If the facts giving rise to any claim for indemnification shall involve any actual or threatened action or demand by any third party against the indemnified party or any of its Affiliates, the indemnifying party or parties shall be entitled (without prejudice to the indemnified party's right to participate at its own expense through counsel of its own choosing), at their expense and through a single counsel of their own choosing, to defend or prosecute such claim in the name of the indemnifying party or parties, or any of them, or if necessary, in the name of the indemnified party. In any event, the indemnified party shall give the indemnifying party advance written notice of any proposed compromise or settlement of any such claim. If the remedy sought in any such action or demand is solely money damages, the indemnifying party shall have fifteen (15) days after receipt of such notice of settlement to object to the proposed compromise or settlement, and if it does so object, the indemnifying party shall be required to undertake, conduct and control, though counsel of its own choosing and at its sole expense, the settlement or defense thereof, and the indemnified party shall cooperate with the indemnifying party in connection therewith.

      13.   COSTS.

            13.1 Finder's or Broker's Fees. Except as set forth herein, each of Mergerco and AUGI (on the one hand) and the Company and the Principal Stockholders (on the other hand) represents and warrants that neither they nor any of their respective Affiliates have dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

            13.2 Expenses. Mergerco and AUGI, on one hand, and the Company or the Principal Stockholders, on the other hand, shall each pay all of their own respective costs and expenses incurred or to be incurred by them, respectively, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement, except that AUGI will be responsible for the costs and expenses incurred in obtaining the audit opinion on the Financial Statements. Anything elsewhere contained in this Agreement to the contrary notwithstanding, no expenses of the transactions contemplated by this Agreement shall be attributed to the Company, except for those expenses which would have been incurred by the Company in the ordinary course of its business in the absence of the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Surviving Corporation shall pay the fees and disbursements of counsel to the Principal Stockholders in excess of $15,000; provided that such obligation of the Surviving Corporation shall not exceed a maximum of $10,000.

      14.   FORM OF AGREEMENT.

            14.1 Effect of Headings. The Section headings used in this Agreement and the titles of the Schedules hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such Schedules.

            14.2 Entire Agreement; Waivers. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement and the Schedules and Exhibits hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

            14.3 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      15.   PARTIES.

            15.1 Parties in Interest. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

The balance of this page intentionally left blank.

      IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

                                            AMERICAN UNITED GLOBAL, INC.


                                            By:_____________________________
                                               Robert M. Rubin, President

                                            I-GLOBE ACQUISITION CORP.


                                            By:_____________________________
                                               Robert M. Rubin, President

                                            INTERGLOBE NETWORKS, INC.


                                            By:_____________________________
                                               Artour Baganov, President

                                            THE PRINCIPAL STOCKHOLDERS:


                                            --------------------------------
                                                   ARTOUR BAGANOV


                                            --------------------------------
                                                   BRIAN BURSCH


                                            --------------------------------
                                                   ALI MARASHI